UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2023, Muscle Maker Inc. (the “Company”) through its wholly owned subsidiary, Sadot LLC (“Sadot”), entered into a Purchase of Right and Variation Agreement (the “Variation Agreement”) with Zamproagro Limited, a Liberian corporation (“ZPG”) and Cropit Farming Limited, a Zambian corporation (“Cropit”) pursuant to which ZPG assigned all of its rights, liabilities and obligations of the Put and Call Option Agreement Over Land entered between ZPG and Cropit dated December 29, 2022 (the “Put Land Agreement”) to Sadot, which provided ZPG with a one year call option to acquire 70% of 4,942 acres (2000 hectares) of producing agricultural land along with buildings and related assets located within the Mkushi Farm Block of Zambia’s Region II agricultural zone (the “Farm”) for a purchase price of approximately $8.5 million USD. The Put Land Agreement further provides that Cropit will continue to retain 30% of the Farm and that following closing, Cropit and the purchaser will form a special purpose vehicle in which both parties will contribute their ownership interest in the Farm to the special purpose vehicle for their respective percentage interest.

On May 16, 2023, Sadot and Cropit entered into Joint Venture Shareholders Agreement pursuant to which the parties agreed to form a new entity in Zambia to serve as a joint venture with respect to the farming of the Farm. The joint venture is expected to be named Sadot Enterprises Limited (“Sadot Zambia”) with Sadot holding 70% of the equity and Cropit holding 30% of the equity. Following its formation, Sadot Zambia will hold 100% of the Farm. Sadot and Cropit will each have the right to appoint one director to the Board of Directors of Sadot Zambia. Further, upon formation, Sadot shall contribute $3.5million into escrow for the primary purpose of discharging a loan secured by the Farm held by ABSA Bank.

On May 16, 2023, Sadot, Cropit and Chibesakunda & Co., as escrow agent (the “Escrow Agent”) entered into an Escrow Agreement pursuant to which the Escrow Agent will hold all documentation required to allot Sadot 70% of Sadot Zambia, documentation required to transfer the Farm to Sadot Zambia and USD $3.5 million contributed by Sadot. At closing, the Escrow Agent will release the required funds to ABSA Bank and release the required documentation with respect to the allocation of Sadot’s interest in Sadot Zambia and the transfer of the Farm. Closing is subject to obtaining clearance from the Zambian Competition and Consumer Protection Commission.

Item 9.01 Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit No.	Description
10.1	Purchase of Right and Variation Agreement between Sadot LLC and Zamproagro Limited, a Liberian corporation, dated May 16, 2023

10.2	Put and Call Option Agreement Over Land entered between Zamproagro Limited, a Liberian corporation and Cropit Farming Limited, a Zambian corporation, dated December 29, 2022

10.3	Joint Venture Shareholders Agreement between Sadot LLC and Cropit Farming Limited, a Zambian corporation, dated May 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date:	May 22, 2023